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                                                                   Exhibit 10.26
                                 PROMISSORY NOTE

$5,000,000.00                                                    October 2, 2001
                                                                 Tulsa, Oklahoma

         FOR VALUE RECEIVED, the undersigned, ALLIANCE RESOURCE PARTNERS, L.P. ("Maker"), promises to pay to the order of BANK OF THE LAKES, N.A. ("Lender"), at its offices in Collinsville, Oklahoma, on demand, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or, if less, the aggregate sum of all Advances made by Lender under the Letters of Credit issued for the account of Maker pursuant to the Letter of Credit Facility Agreement between Maker and Lender, dated as of October 2, 2001 (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Credit Agreement") to the extent Lender shall have not been reimbursed for such Advances as required by Section 2.3 of the Credit Agreement, together with interest thereon per annum at the Prime Rate as provided herein. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

         If any payment shall be due on a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding banking day and interest shall accrue to such day. Interest on any Advance not so reimbursed shall accrue from the date outstanding hereunder to (but not including) the date paid and shall be computed on the actual number of days elapsed (365 or 366) based upon a 360-day year.

         "Prime Rate" shall mean a fluctuating interest rate per annum as in effect from time to time, which interest rate per annum shall at all times be equal to the rate of interest announced publicly from time to time (whether or not charged in each instance) by Chase Manhattan Bank, N.A., at New York, NY ("Rate Bank"), as its base rate or general reference rate. Each change in the Prime Rate (or any component thereof) shall become effective hereunder without notice to Maker (which notice is hereby expressly waived by Maker), on the effective date of each such change. Should the Rate Bank abolish or abandon the practice of announcing or publishing a Prime Rate, then the Prime Rate used during the remaining term of this Note shall be that interest rate or other general reference rate then in effect at the Rate Bank which, from time to time, in the reasonable judgment of Lender, most effectively approximates the initial definition of the "Prime Rate." Maker acknowledges that Lender may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, the Prime Rate. The rate of interest payable upon the indebtedness evidenced by this Note shall not, however, at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma for loans of the type and character evidenced by this Note.

         All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at Lender's office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the holder hereof shall have received credit therefor from the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.

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         From time to time the maturity date of this Note may be extended or this Note may be renewed, in whole or in apart, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes to this Note may be made in consideration of any Letter of Credit Action, and the holder of this Note, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests or liens given for the benefit of the holder of this Note in connection herewith; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder of this Note not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, endorser or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

         If any payment required by this Note to be made is not made when due, or if any Default occurs under the Credit Agreement or if any "event of default" occurs under the provisions of any mortgage, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. Interest from the date of default on such principal balance and on any past due interest hereunder shall accrue at the rate of two percent (2%) per annum above the nondefault interest rate accruing hereunder. The Maker hereby waives protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and the Maker agrees to any renewal, extension, acceleration, postponement of the time of payment, substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without prejudice to the holder hereof and without notice to the Maker or any endorser, guarantor or surety. Maker and any guarantor, endorser, surety or any other person who is or may become liable hereon will, on demand, pay all costs of collection, including reasonable attorney fees of the holder hereof in attempting to enforce payment of this Note and reasonable attorney fees for defending the validity of any document securing this Note as a valid first and prior lien.

         Upon the occurrence of any Default, Lender shall have the right, immediately and without further action by it, to set off against this Note all money owed by Lender in any capacity to the Maker or any guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of Maker to Lender all money owed by Lender in any capacity to Maker; and Lender shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such Default even though such charge is made or entered into the books of Lender subsequently thereto.

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This Note is the promissory note issued pursuant to the Credit Agreement and is given for an actual loan of money for business purposes and not for personal, agricultural or residential purposes, and is executed and delivered in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to principles of conflicts of laws.


                                  ALLIANCE RESOURCE PARTNERS, L.P.

                                  By:   ALLIANCE RESOURCE MANAGEMENT
                                        GP, LLC, the managing general partner



                                        By:        /s/ Michael L. Greenwood
                                           -----------------------------------
                                        Name:  Michael L. Greenwood
                                        Title: Senior Vice President - Chief
                                               Financial Officer and Treasurer




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